Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

CRAFT BREW ALLIANCE, INC.

Adopted September 30, 2020

ARTICLE I

Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of Craft Brew Alliance, Inc. (the “Corporation”) will be held each year on the date and at the time each year as determined by the board of directors of the Corporation (the “Board of Directors”). The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action.

Section 2. Special Meetings. Except as otherwise provided by law, special meetings of shareholders of this Corporation will be held whenever called by the Board of Directors or one or more shareholders who hold at least 25% of all of the shares of the Corporation’s capital stock entitled to vote on any issue proposed to be considered at the meeting. If any person(s) other than the Board of Directors calls a special meeting, the request must be:

(i)               be in writing;

(ii)             specify the general nature of the business proposed to be transacted; and

(iii)            be delivered personally or sent by registered mail or by facsimile transmission to the Chief Executive Officer, or the President (in the absence of a Chief Executive Officer), with a copy provided in the same mailing to the Secretary of the Corporation.

The person(s) receiving such request will cause notice to be promptly given to the shareholders entitled to vote at such meeting, in accordance with the provisions of these Bylaws, that a meeting will be held and such notice will state the time, place and purpose of the special meeting. No business may be transacted at such special meeting other than the business specified in such notice to shareholders. Nothing contained in this Section will be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board may be held.

Section 3. Place of Meetings. Meetings of shareholders will be held at such place within or without the State of Washington as determined by the Board of Directors, pursuant to proper notice.

Section 4. Notice. Written notice of each shareholders’ meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, will be given by the Corporation not less than ten (unless a greater period of notice is required by law in a particular case) days nor more than 60 days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting unless required by law to send notice to all shareholders (regardless of whether or not such shareholders are entitled to vote). If mailed, notice is directed to the shareholder’s address as it appears on the current record of shareholders of this Corporation. Notice may be given in any manner and by any means permitted under the Title 23B of the Revised Code of Washington (the “Washington Business Corporation Act”).

Section 5. Waiver of Notice. A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of this Corporation, or any of the corporate laws of the State of Washington, before or after the meeting that is the subject of such notice. A valid waiver is created by any of the following three methods: (a) in writing or by electronic transmission, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in its corporate records; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

Section 6. Quorum of Shareholders. At any meeting of the shareholders, a majority in interest of all the shares of the Corporation’s capital stock entitled to vote on a matter, represented by shareholders of record in person or by proxy, will constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified. If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a different vote is required.

Section 7. Proxies. Shareholders of record may vote at any meeting either in person or by proxy executed in writing. A proxy is effective when received by the person authorized to tabulate votes for the Corporation. No such proxy will be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 8. Voting. Subject to the provisions of the laws of the State of Washington, and unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting (or otherwise presented to the shareholders for approval).

Section 9. Adjournment. Either the chair of the meeting or a majority of the shares of the Corporation’s capital stock represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present any business may be transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if the adjournment is for more than 30 days, or if a new record date for the adjourned meeting is or must be fixed in accordance with the corporate laws of the State of Washington, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

ARTICLE II

Board of Directors

Section 1. Powers of Directors. All corporate powers will be exercised by or under the authority of, and the business and affairs of the Corporation will be managed under the direction of, the Board of Directors, except as otherwise provided by its Articles of Incorporation.

Section 2. Number and Qualifications. The business affairs and property of this Corporation will be managed by a Board of Directors of not less than one directors or more than five directors. The number of directors may be fixed or increased or decreased at any time by the Board of Directors at any regular or special meeting. Directors need not be shareholders of this Corporation or residents of the State of Washington, but must have reached the age of majority.

Section 3. Election - Term of Office. The terms of the initial directors expired at the first shareholders’ meeting at which directors were elected. The directors will be elected by the shareholders at each annual shareholders’ meeting to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. If, for any reason, the directors will not have been elected at any annual meeting (or action by written consent in lieu of a meeting), they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

Section 4. Regular Meetings. Regular meetings of the Board of Directors will be held at such places, and at such times as the Board of Directors by vote may determine, and, if so determined, no notice thereof need be given.

Section 5. Special Meetings. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chair of the Board of Directors, the Chief Executive Officer or the President (in the absence of a Chief Executive Officer), or by any director, notice thereof being given to each director by the person(s) calling or by the officer directed to call the meeting.

Section 6. Notice. No notice is required for regular meetings of the Board of Directors. Notice of special meetings of the Board of Directors, stating the date, time, and place thereof, and the purpose of the meeting, will be given at least 72 hours prior to the date of the meeting. Such notice must be in writing.

Section 7. Waiver of Notice. A director may waive notice of a special meeting of the Board of Directors either before or after the meeting, and such waiver will be deemed to be the equivalent of giving notice. The waiver must be in writing, signed by the director and entitled to the notice and delivered to the Corporation for inclusion in its corporate records. Attendance of a director at a meeting will constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

Section 8. Quorum of Directors. A majority of the members of the Board of Directors will constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present thereat will decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws.

Section 9. Adjournment. A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, will not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Section 10. Resignation and Removal. Any director of this Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer, the President, or Secretary of this Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date. The shareholders, at a special meeting called expressly for that purpose, or by any other valid action permitted by these Bylaws, may remove from office with or without cause one or more directors and elect their successors. A director may be removed only if a majority of the outstanding stock of the Corporation entitled to vote thereon will be voted for such removal.

Section 11. Vacancies. Unless otherwise provided by law, in case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may only be filled by the shareholders.

Section 12. Compensation. A director may be paid expenses, if any, of attendance at each meeting of the Board of Directors, or a stated salary as director, or a fixed sum for attendance at each meeting of the Board of Directors, or both, in each case, as determined by the shareholders. No such payment will preclude any director from serving this Corporation in any other capacity and receiving compensation therefore.

Section 13. Presumption of Assent. A director of this Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken will be presumed to have assented to the action taken unless:

a.       The director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting;

b.       The director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

c.       The director will file written dissent or abstention with the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 14. Chair and Vice-Chair of the Board of Directors. The Board of Directors in its discretion may elect a Chair of the Board of Directors from amongst its members to serve as chair of the Board of Directors, who, when present will preside at all meetings of the Board of Directors, and who will have such other powers as the Board of Directors may determine. The Board of Directors may also elect a Vice-Chair of the Board of Directors from amongst its members, who, in the absence of the Chair of the Board of Directors will preside at meetings of the Board of Directors, and who will have such other powers as the Board of Directors may determine from time to time.

Section 15. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees.

ARTICLE III

Special Measures Applying to Both

Shareholders’ Meetings and Directors’ Meetings

Section 1. Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders or the Board of Directors may be accomplished without a meeting if the action is taken by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, or all the members of the Board, as the case may be. The action must be evidenced by one or more consents communicated by any means permitted by the Washington Business Corporation Act, describing the action to be taken, signed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, or by all directors, as the case may be, and delivered to this Corporation for inclusion in the minutes in any manner and by any means permitted under the Washington Business Corporation Act. Directors’ consents may be provided either before or after the action taken. Action taken by unanimous consent of the directors is effective when the last director provides consent, unless the consent specifies a later effective date. Action taken by majority consent of the shareholders is effective when the requisite consents have been received by the Corporation and the period of advance notice required by this Corporation’s Articles of Incorporation to be given to any nonconsenting shareholders has been satisfied, unless the consent specifies a later effective date.

Section 2. Conference Telephone. Meetings of the shareholders and/or the Board of Directors may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means will constitute presence in person at such meeting.

Section 3. Mailed Notice to Shareholders. If mailed to shareholders, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation.

Section 4. Electronic Transmission of Notice to Shareholders. Without limiting the manner by which notice otherwise may be given to shareholders, any notice or other communication to shareholders will be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Notice will be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder; and (4) if by any other form of electronic transmission, when directed to the shareholder. Any such consent will be deemed revoked if:

a.	the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

b.	such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation will not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission will, in the absence of fraud, be prima facie evidence of the facts stated therein. For the purposes of these Bylaws, “Electronic Transmission” will mean any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IV

Officers

Section 1. Positions. The officers of this Corporation must be a President and a Secretary. In addition, the Corporation may have one or more of the following officers: a Chief Executive Officer, Chief Financial Officer, one or more Vice Presidents or a Treasurer, as appointed by the Board of Directors. Such other officers and assistant officers as may be necessary may be appointed by the Board of Directors or by a duly appointed officer to whom such authority has been delegated by resolution of the Board of Directors. No officer need be a shareholder or a director of this Corporation. Any two or more offices may be held by the same person.

Section 2. Appointment and Term of Office. The officers of this Corporation will be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment will occur as soon as possible thereafter. Each officer will hold office until a successor will have been appointed and qualified or until said officer’s earlier death, resignation, or removal.

Section 3. Powers and Duties. If the Board of Directors appoints persons to fill the following officer positions, such officer will have the powers and duties set forth below:

a.       Chief Executive Officer. The Chief Executive Officer will, subject to the direction and control of the Board of Directors, have general supervision of the business of the Corporation. In the absence of a Chair or Vice-Chair of the Board of Directors, the Chief Executive Officer will preside at meetings of the shareholders and of the Board of Directors. The Chief Executive Officer, or such other persons as are specifically authorized by resolution of the Board of Directors, will possess the power to sign all bonds, deeds, mortgages, and any other agreements, and such signatures will be sufficient to bind this Corporation. The Chief Executive Officer will perform such other duties as the Board of Directors will designate.

b.       President. During the absence or disability of the Chief Executive Officer, (if any) the President will exercise all functions of the Chief Executive Officer, except as limited by resolution of the Board of Directors. The President will, in the absence of the Chair and Vice-Chair of the Board of Directors and the Chief Executive Officer, preside at all meetings of shareholders and of the Board of Directors. The President may sign all bonds, deeds, mortgages, and any other agreements, and such signature will be sufficient to bind this Corporation. The President will perform such other duties as the Board of Directors will designate.

c.       Chief Financial Officer. The Chief Financial Officer will oversee the Corporation’s financial planning, reporting and accounting practices, and will have such powers and discharge such duties as may be assigned from time to time by the Chief Executive Officer or by the Board of Directors.

d.       Vice President. Each Vice President will have such powers and discharge such duties as may be assigned from time to time to such Vice President by the Chief Executive Officer or by the Board of Directors.

e.       Secretary. The Secretary will:

(1)       Prepare minutes of the directors’ and shareholders’ meetings and keep them in one or more books provided for that purpose;

(2)       Authenticate records of the Corporation;

(3)       See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(4)       Be custodian of the corporate records and of the seal of the Corporation (if any), and affix the seal of the Corporation to all documents as may be required;

(5)       Keep a register of the post office address of each shareholder which will be furnished to the Secretary by such shareholder;

(6)       Sign with the President, or a Vice President, certificates for shares of the Corporation’s capital stock, the issuance of which will have been authorized by resolution of the Board of Directors;

(7)       Have general charge of the stock transfer books of the Corporation; and

(8)       In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors. In the Secretary’s absence, an Assistant Secretary will perform the Secretary’s duties.

f.       Treasurer. The Treasurer will have the care and custody of the money, funds, and securities of the Corporation, will account for the same, and will have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to this office and as may be assigned from time to time by the Chief Executive Officer or by the Board of Directors.

Section 4. Salaries and Contract Rights. The salaries, if any, of the officers will be fixed from time to time by the Board of Directors. The appointment of an officer will not of itself create any contract rights or other rights to employment.

Section 5. Resignation or Removal. Any officer of this Corporation may resign at any time by giving written notice to the Board of Directors or the Chief Executive Officer (or the President in the absence of a Chief Executive Officer). Any such resignation is effective when the notice is delivered, unless the notice specifies a later date, and will be without prejudice to the contract rights, if any, of such officer.

The shareholders or the Board of Directors, by majority vote of the entire Board, may remove any officer or agent appointed by the Board or such officer, with or without cause. The removal will be without prejudice to the contract rights, if any, of the person so removed.

Section 6. Vacancies. If any office becomes vacant by any reason, the Board of Directors may appoint a successor or successors who will hold office for the unexpired term.

Section 7. Representation of Shares of Other Corporations. The Chair of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, and any other person duly authorized by the Board of Directors, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE V

Shares of Capital Stock, Certificates and Their Transfer

Section 1. Issuance; Certificates of Shares. No shares of this Corporation’s capital stock will be issued unless authorized by the Board of Directors. Such authorization will include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board of Directors considers the consideration to be adequate. Shares of the Corporation’s capital stock may be represented by certificates in accordance with the provisions of the Washington Business Corporation Act. Certificates for shares of the Corporation’s capital stock will be in such form as is consistent with the provisions of the Washington Business Corporation Act and will state:

a.       The name of the Corporation and that the Corporation is organized under the laws of the State of Washington;

b.       The name of the person to whom issued; and

c.       The number and class of shares and the designation of the series, if any, which such certificate represents.

The certificate will be signed by original or facsimile signature of two officers of the Corporation, and the seal of the Corporation may be affixed thereto.

Section 2. Stock Transfer Agreements. The Corporation will have the power to enter into and perform any agreement with the Corporation’s shareholders restricting the transfer of any class or series of the Corporation’s shares in any manner not prohibited by the Washington Business Corporation Act.

Section 3. Loss or Destruction of Certificates. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors will prescribe.

Section 4. Record Date and Transfer Books. For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

If no record date is fixed for such purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, will be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination will apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than 120 days after the date is fixed for the original meeting.

Section 5. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation’s capital stock will make at least ten days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record will be produced and kept open at the time and place of the meeting and will be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 6. Dividends. The Board of Directors, subject to any restrictions contained in either (i) the Washington Business Corporation Act, or (ii) the Articles of Incorporation, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes will include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

ARTICLE VI

Books and Records

Section 1. Books of Accounts, Minutes, and Share Register. In accordance with RCW 23B.16.010, the Corporation:

a.       Will keep as permanent records the minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation;

b.       Will maintain appropriate accounting records;

c.       Will, or will cause its agent to, maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

d.       Will keep a copy of the following records at its principal office:

(1)       The Articles of Incorporation and all amendments to them currently in effect;

(2)       The Bylaws and all amendments to them currently in effect;

(3)       The minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three years;

(4)       Its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

(5)       All written communications to shareholders generally within the past three years;

(6)       A list of the names and business addresses of its current directors and officers; and

(7)       Its most recent annual report delivered to the Secretary of State of Washington.

Section 2. Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chief Executive Officer, the President or Secretary.

Section 3. Inspection by Shareholders. Any shareholder of record, in person or by attorney or other agent, will, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its shareholders, and its other books and records and to make copies or extracts therefrom. A proper purpose will mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath will be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the shareholder. The demand under oath will be directed to the Corporation at its registered office in Washington or at its principal executive office.

Section 4. Inspection by Directors. Any director will have the right to examine the Corporation’s stock ledger, a list of its shareholders, and its other books and records for a purpose reasonably related to his or her position as a director.

ARTICLE VII

Indemnification

Section 1. Definitions. As used in this Article VII:

a.       “Act” means the Washington Business Corporation Act, now or hereafter in force.

b.       “Agent” means an individual who is or was an agent of the Corporation or an individual who, while an agent of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Agent” includes, unless the context requires otherwise, the estate or personal representative of an agent.

c.       “Corporation” means this Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

d.       “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

e.       “Employee” means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or Agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Employee” includes, unless the context requires otherwise, the estate or personal representative of an Employee.

f.       “Expenses” means all fees and expenses incurred in any Proceeding including, without limitation, the fees and expenses of counsel.

g.       “Indemnitee” means an individual made a Party to a Proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to the Articles of Incorporation, these Bylaws, or other corporate action. “Indemnitee” will also include the heirs, executors, and other successors in interest of such individuals.

h.       “Liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a Proceeding.

i.       “Officer” means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an officer.

j.       “Party” includes an individual who was, is, or is threatened to be named a defendant or respondent in a Proceeding.

k.       “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

Section 2. Mandatory Indemnification of Directors and Officers. The Corporation will indemnify, hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Director or Officer who is named as a party or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is a Director or Officer of the Corporation, against all Liability and Expenses actually and reasonably incurred by him or her in connection with such Proceeding if such Director or Officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with these Bylaws. The Corporation will advance Expenses incurred by such persons who are parties to a Proceeding in advance of final disposition of the Proceeding, as provided herein.

Section 3. Permissive Indemnification of Employees and Agents. The Corporation may (pursuant to contract or resolution of the Board of Directors granting such indemnification, and otherwise on the terms and conditions of this Article of the Bylaws) indemnify, hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, an Employee or Agent who is named as a party or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is an Employee or otherwise acting on behalf of the Corporation, against all Liability and Expenses actually and reasonably incurred by him or her in connection with such Proceeding, if such Employee or Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with these Bylaws.

Section 4. Procedure for Seeking Indemnification and/or Advancement of Expenses.

a.       Notification and Defense of Claim. Indemnitee will promptly notify the Corporation in writing of any Proceeding for which indemnification could be sought under this Article. In addition, Indemnitee will give the Corporation such information and cooperation as it may reasonably require and as will be within Indemnitee’s power.

With respect to any such Proceeding as to which Indemnitee has notified the Corporation:

(1)       The Corporation will be entitled to participate therein at its own expense;

(2)       Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee’s consent to such counsel may not be unreasonably withheld.

After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee will continue to have the right to employ its counsel in such Proceeding, at Indemnitee’s expense; and if:

(a)       The employment of counsel by Indemnitee has been authorized by the Corporation;

(b)       Indemnitee will have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or

(c)       The Corporation will not in fact have employed counsel to assume the defense of such Proceeding,

then, the fees and Expenses of Indemnitee’s counsel will be at the expense of the Corporation.

The Corporation will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee will reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

b.       Information to be Submitted and Method of Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee will submit to the Board of Directors a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitutes an “Indemnification Statement”).

Submission of an Indemnification Statement to the Board of Directors will create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation will, within 30 calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless: (1) within such 30 calendar day period it will be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article; (2) such vote will be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee will receive notice in writing of such determination, which notice will disclose with particularity the evidence upon which the determination is based; provided, however, that the payment of Expenses incurred by a person in advance of the final disposition of the Proceeding will be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article VII or otherwise.

The foregoing determination may be made by either: (1) the written consent of the shareholders owning a majority of the stock in the Corporation; (2) a committee chosen by written consent of a majority of the Directors of the Corporation, and consisting solely of two (2) or more Directors not at the time parties to the Proceeding; or (3) as provided by Section 23B.08.550 of the Washington Business Corporation Act.

Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, will be subject to judicial review by any court of competent jurisdiction.

c.       Special Procedure Regarding Advance for Expenses. An Indemnitee seeking payment of Expenses in advance of a final disposition of the Proceeding must furnish the Corporation, as part of the Indemnification Statement:

(1)       A written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

(2)       A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

d.       Settlement. The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any Proceeding without Corporation’s written consent. The Corporation will not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

Section 5. Contract and Related Rights.

a.       Contract Rights. The right of an Indemnitee to indemnification and advancement of Expenses is a contract right under these Bylaws upon which the Indemnitee will be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right will continue as long as the Indemnitee will be subject to any possible Proceeding. Any amendment to or repeal of this Article will not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

b.       Optional Insurance, Contracts, and Funding. The Corporation may:

(1)       Maintain insurance, at its expense, to protect itself and any Indemnitee against any Liability, whether or not the Corporation would have power to indemnify the individual against the same Liability under Section 23B.08.510 or .520 of the Washington Business Corporation Act, or a successor statute;

(2)       Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and

(3)       Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

c.       Severability. If any provision or application of this Article will be invalid or unenforceable, the remainder of this Article and its remaining applications will not be affected thereby, and will continue in full force and effect.

d.       Right of Indemnitee to Bring Suit. If (1) a claim under this Article for indemnification is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation; or (2) a claim under this Article for advancement of Expenses is not paid in full by the Corporation within 20 days after a written claim has been received by the Corporation, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee will be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim.

Neither: (1) the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such Proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of Expenses, will be a defense to the Proceeding or create a presumption that the Indemnitee is not so entitled.

Section 6. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation will not be obligated pursuant to the terms of these Bylaws to indemnify or advance Expenses to Indemnitee with respect to any Proceeding:

a.       Claims Initiated by Indemnitee. Initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under these Bylaws or any other statute or law or as otherwise required under the statute; but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate.

b.       Lack of Good Faith. Instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous.

c.       Insured Claims. For which any of the Expenses or liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of Officers’ and Directors’ Liability insurance maintained by the Corporation.

d.       Prohibited by Law. If the Corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses.

ARTICLE VIII

Amendment of Bylaws

Section 1. By the Shareholders. These Bylaws may be amended or repealed by the shareholders at any time, by majority vote.

Section 2. By the Board of Directors. These Bylaws may be amended or repealed by the affirmative vote of a majority of the Board of Directors. However, the directors may not modify the Bylaws fixing their qualifications, classifications, or term of office.